UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)

Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(909) 293-8571
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer Effective as of November 16, 2026

On October 21, 2026, Zachary Ament notified AMASS Brands Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective as of November 16, 2026. Mr. Ament’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including its financial disclosures or accounting matters.

The board of directors of the Company has commenced a search for a permanent Chief Financial Officer.

Appointment of Interim Chief Financial Officer Effective as of November 17, 2026

On October 21, 2026, the board of directors of the Company appointed Geoffrey McFarlane to serve as Interim Chief Financial Officer of the Company, effective as of November 17, 2026 immediately following the effectiveness of Mr. Ament’s resignation, while the Company conducts a search for a permanent Chief Financial Officer. In such capacity, Mr. McFarlane will serve as the Company’s principal financial officer and principal accounting officer.

Mr. McFarlane, age 43, has served as a consultant to the Company since August 2025. He previously served as the Company’s Interim Chief Financial Officer from July 2024 to August 2025. Mr. McFarlane is a co-founder of Westbound & Down Brewing Company, where he has worked since December 2015. He also co-founded Winc Wines, where he served as Chief Financial Officer and Chief Operating Officer from August 2011 to January 2018 and as Chief Executive Officer from January 2018 to October 2022.

The appointment of Mr. McFarlane as the Company’s Interim Chief Financial Officer was not pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. McFarlane and any director or executive officer of the Company. In addition, Mr. McFarlane has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than: (i)
Mr. McFarlane served as a consultant to the Company following the end of his term as interim Chief Financial Officer in August 2025 and earned a base salary of $20,000 per month in his role as consultant; and (ii) in April 2024, the Company sold the AMASS trademark to Resonant LLC, a special purpose vehicle, whose director is Mr. McFarlane, and concurrently entered into an arrangement pursuant to which the Company would repurchase the trademark following repayment of a secured promissory note entered into in connection with the transaction.

In connection with his appointment, the Company is negotiating compensation arrangement with Mr. McFarlane. The Company has not yet entered into or materially amended any compensatory plan, contract or arrangement with Mr. McFarlane.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amendment and Restatement of Certificate of Designation

As previously disclosed, on August 19, 2026, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock (the “First Amended and Restated Certificate of Designation”), which amended and restated in its entirety the Company’s original Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock. The First Amended and Restated Certificate of Designation provides for 35,000 authorized shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”), each with a stated value of $1,086.96.

On October 22, 2026, upon obtaining the written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, and the approval of the Company’s Board of Directors, in accordance with the Delaware General Corporation Law and Section 11(b) of the First Amended and Restated Certificate of Designation, the Company, on October 22, 2026, filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock (the “Second Amended and Restated Certificate of Designation”), which amended and restated in its entirety the First Amended and Restated Certificate of Designation.

The Second Amended and Restated Certificate of Designation, among other things: (1) reduced the minimum “Floor Price” below which the conversion price of the Series C Preferred Stock may not be reduced from $4.00 per share to $1.00 per share; (2) eliminated the prior $0.75 per share minimum threshold on the “Market Price,” and the Market Price would be calculated as 90% of the lowest daily volume weighted average price of the Company’s common stock during the ten trading day period prior to the applicable measurement date; and (3) made certain conforming, clarifying and other non-substantive changes, including updates to the recitals to reflect the First Amended and Restated Certificate of Designation.

The foregoing description of the Second Amended and Restated Certificate of Designation is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Termination of Warrant

On October 22, 2026, the Company entered into a Warrant Termination Agreement (the “Warrant Termination Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”). Pursuant to that certain Securities Purchase Agreement, dated as of March 17, 2026, by and between the Company and the Investor (as amended, the “Purchase Agreement”), the Company had issued to the Investor a Warrant to Purchase Shares of Common Stock, dated April 7, 2026, initially exercisable for up to 3,500,000 shares of the Company’s common stock (as amended, the “Warrant”).

Pursuant to the Warrant Termination Agreement, effective as of October 22, 2026, the Warrant was terminated in its entirety and cancelled, and the Investor no longer has any right to exercise the Warrant, in whole or in part, or to receive any shares of common stock, other securities, cash or property under the Warrant. No payment is due from the Company in connection with the termination. The Investor also released the Company from all claims, obligations and liabilities arising under the Warrant, other than the Company’s obligations under the Warrant Termination Agreement, the Purchase Agreement (other than with respect to the Warrant), the Certificate of Designation for the Series C Preferred Stock and the other transaction documents. Except for the termination of the Warrant, the Purchase Agreement and the other transaction documents remain unmodified and in full force and effect.

The foregoing description of the Warrant Termination Agreement is qualified in its entirety by reference to the full text of the Warrant Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock of AMASS Brands Inc., dated October 22, 2026.
10.1	Warrant Termination Agreement, dated as of October 22, 2026, by and between AMASS Brands Inc. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMASS BRANDS INC

	By:	/s/ Mark T. Lynn
Mark T. Lynn
Dated: October 23, 2026		Chief Executive Officer